Exhibit 10.3

Export Import Pledge Agreement

THIS EXPORT IMPORT PLEDGE AGREEMENT, dated as of December 19, 2012, is made by ENVIRONMENTAL TECTONICS CORPORATION (the “Pledgor”), a Pennsylvania corporation with an address at 125 James Way, Southampton, PA 18966, in favor of PNC BANK, NATIONAL ASSOCIATION (the “Secured Party”), with an address at 1000 Westlakes Drive, Suite 200, Berwyn, PA 19312 (as amended, modified or supplemented from time to time, the “Pledge Agreement”).

1.            Pledge.  In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, all of the Pledgor’s right, title and interest in and to the investment property and other assets described in Exhibit A attached hereto and made a part hereof, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, together with all additions, substitutions, replacements and proceeds thereof and all income, interest, dividends and other distributions thereon (collectively, the “Collateral”); provided, however, that the Collateral shall not include more than sixty-five percent (65%) of the issued and outstanding voting equity interests of any Person not organized under the laws of the United States of America, any State thereof or the District of Columbia (a “Foreign Subsidiary”).  This Pledge Agreement is entered into in connection with that certain Export Import Loan Agreement between the Secured Party and the Pledgor dated as of the date hereof (as amended, modified or supplemented from time to time, the “Loan Agreement”).  The Pledgor hereby authorizes the transfer of possession of all certificates, instruments, documents and other evidence of the Collateral to the Secured Party.

2.            Obligations Secured.  The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Pledgor to the Secured Party or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Secured Party to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Secured Party’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”).

3.             Representations and Warranties.  The Pledgor represents and warrants to the Secured Party as follows:

3.1.           There are no restrictions on the pledge or transfer of any of the Collateral, other than restrictions referenced on the face of any certificates evidencing the Collateral.

3.2.           The Pledgor is the legal owner of the Collateral, which is registered in the name of the Pledgor.

3.3.           The Collateral is free and clear of any security interests, pledges, liens, encumbrances, charges, agreements, claims or other arrangements or restrictions of any kind, except as referenced in Section 3.1 above and Permitted Liens (as defined in the Loan Agreement); and the Pledgor will not incur, create, assume or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral or assign, pledge or otherwise encumber any right to receive income from the Collateral, other than in favor of the Secured Party or a Permitted Lien.

3.4.           The Pledgor has the right to transfer the Collateral free of any encumbrances and the Pledgor will defend the Pledgor’s title to the Collateral against the claims of all persons, and any registration with, or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body which was or is necessary for the validity of the pledge of and grant of the security interest in the Collateral has been obtained (other than, with regard to the pledge of investment property in a Foreign Subsidiary, governmental authorities or regulatory bodies of such Foreign Subsidiaries’ jurisdiction of organization).

3.5.           The pledge of and grant of the security interest in the Collateral is effective to vest in the Secured Party a valid and perfected first priority security interest, superior to the rights of any other person, in and to the Collateral as set forth herein.

4.            Covenants.

4.1.           If all or part of the Collateral constitutes “margin stock” within the meaning of Regulation U of the Federal Reserve Board, the Pledgor agrees to execute and deliver Form U-l to the Secured Party and, unless otherwise agreed in writing between the Pledgor and the Secured Party, no part of the proceeds of the Obligations may be used to purchase or carry margin stock

4.2.           Pledgor shall, from time to time upon the request of the Secured Party, execute and deliver to the Secured Party all documentation necessary for the Secured Party to obtain and maintain perfection of its security interests in the Collateral.

5.             Default.

5.1.           If any of the following occur (each an “Event of Default”):  (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) unsatisfied demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor in connection with this Pledge Agreement shall be false, incorrect or incomplete in any material respect when made, (vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, unless such failure results solely from any action or omission by the Secured Party or (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the Secured Party’s prior written consent, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Pledge Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.  The Secured Party shall notify the Pledgor promptly of any acceleration of the Obligations pursuant to this Section 5.1, provided that the failure to give such notice shall not affect the validity of such acceleration.

5.2.           (a)           At any bona fide public sale, and to the extent permitted by law, at any private sale, the Secured Party shall be free to purchase all or any part of the Collateral, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released.  Any such sale may be on cash or credit.  The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with Regulation D of the Securities Act of 1933 (the “Act”) or any other applicable exemption available under such Act.  The Secured Party will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given.  The Secured Party may adjourn any sale and sell at the time and place to which the sale is adjourned.  If the Collateral is customarily sold on a recognized market or threatens to decline speedily in value, the Secured Party may sell such Collateral at any time without giving prior notice to the Pledgor.  Whenever notice is otherwise required by law to be sent by the Secured Party to the Pledgor of any sale or other disposition of the Collateral, ten (10) days written notice sent to the Pledgor at its address specified above will be reasonable.

(b)           The Pledgor recognizes that the Secured Party may be unable to effect or cause to be effected a public sale of the Collateral by reason of certain prohibitions contained in the Act, so that the Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof.  The Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sales, and agrees that the Secured Party has no obligation to delay or agree to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the securities which are part of the Collateral (even if the issuer would agree), to register such securities for sale under the Act.  The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

5.3.           The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party.  If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor.  If after exhausting all of the Collateral there is a deficiency, the Pledgor will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Pledgor or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

5.4.           If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party.  The provisions of this Section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment and any such release will be without prejudice to the Secured Party’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.  This Section shall survive the termination of this Pledge Agreement.

6.            Voting Rights and Transfer.  Prior to the occurrence of an Event of Default, the Pledgor will have the right to exercise all voting rights with respect to the Collateral.  At any time after the occurrence of an Event of Default, the Secured Party may transfer any or all of the Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Collateral, but no such transfer shall constitute a taking of such Collateral in satisfaction of any or all of the Obligations unless the Secured Party expressly so indicates by written notice to the Pledgor.

7.            Dividends, Interest and Premiums.  The Pledgor will have the right to receive all cash dividends, interest and premiums declared and paid on the Collateral prior to the occurrence of any Event of Default.  In the event any additional shares are issued to the Pledgor as a stock dividend or in lieu of interest on any of the Collateral, as a result of any split of any of the Collateral, by reclassification or otherwise, any certificates evidencing any such additional shares will be immediately delivered to the Secured Party and such shares will be subject to this Pledge Agreement and a part of the Collateral to the same extent as the original Collateral.  At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to receive all cash or stock dividends, interest and premiums declared or paid on the Collateral, all of which shall be subject to the Secured Party’s rights under Section 5 above.

8.            Further Assurances.  By its signature hereon, the Pledgor hereby irrevocably authorizes the Secured Party, and irrevocably appoints the Secured Party as the Pledgor’s attorney in fact, at any time and from time to time, to execute (on behalf of the Pledgor), file and record against the Pledgor any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest.  This limited power of attorney is coupled with an interest with full power of substitution and is irrevocable.  The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

9.            Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, notices may be sent to a party’s address as set forth above or to such other address as either the Pledgor or the Secured Party may give to the other for such purpose in accordance with this section.

10.           Preservation of Rights.  (a) No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power.  The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

(b)           The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor’s liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein.  The Pledgor hereby waives (a) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which the Pledgor might otherwise be entitled, and (b) all defenses based on suretyship or impairment of collateral.

11.           Illegality.  In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions in this Pledge Agreement.

12.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Pledgor from, any provision of this Pledge Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance.

13.           Entire Agreement.  This Pledge Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

14.           Successors and Assigns.  This Pledge Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Pledge Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Pledge Agreement in whole or in part.

15.           Interpretation.  In this Pledge Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Pledge Agreement.  Section headings in this Pledge Agreement are included for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.  If this Pledge Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

16.           Indemnity.  The Pledgor agrees to indemnify each of the Secured Party, each legal entity, if any, who controls, is controlled by or is under common control with the Secured Party, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Pledgor), in connection with or arising out of or relating to the matters referred to in this Pledge Agreement, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Pledgor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Pledge Agreement.  The Pledgor may participate at its expense in the defense of any such action or claim.

17.           Governing Law and Jurisdiction.  This Pledge Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the Commonwealth of Pennsylvania This Pledge Agreement will be interpreted and the rights and liabilities of the Pledgor and the Secured Party determined in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rules.  The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Secured Party’s office indicated above is located; provided that nothing contained in this Pledge Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction.  The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor.  The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Pledge Agreement.

18.           WAIVER OF JURY TRIAL.  THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PLEDGE AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PLEDGE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgor acknowledges that it has read and understood all the provisions of this Pledge Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST:	ENVIRONMENTAL TECTONICS CORPORATION

By:
Name:	Name:
Title:

EXHIBIT A TO PLEDGE AGREEMENT

Issuer	Description of Securities Owned	Issuer’s Jurisdiction	Percentage of Outstanding Interests Owned	Percentage of Outstanding Interests Pledged	Cert. Number
ETC-PZL Aerospace Industries	Limited Liability Company Interests	Poland	95%	65%	uncertificated

Environmental Tectonics Corporation (Europe) Limited	99 Ordinary Shares	Great Britain	99%	65%	004

ETC Delaware, Inc.	100 Common Shares	Delaware	100%	100%	1

ETC Environmental Tectonics Corporation Information System Bilgi Islem Teknoloji Anonim Şirketi	864 shares	Turkey	48%	48%	uncertificated